UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005
NNN 2002 VALUE FUND, LLC
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-51098 (Commission File Number)	75-3060438 (IRS Employer Identification No.)
1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)
(877) 888-7348
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On September 30, 2005, NNN 2002 Value Fund, LLC (the “Company”) sold its 50% tenant-in-common interest in the Netp@rk.Tampabay Office and Technology Center property in Tampa, Florida to an affiliated party for a sales price of $33,500,000. The Company purchased its 50% interest in June 2003 for $23,500,000. At closing, a disposition fee was paid to Triple Net Properties Realty, Inc. (“Realty”), an affiliate of Triple Net Properties, LLC, our manager, in the amount of $500,000, or 1.5% of the sales price, of which 75% was passed through to our manager pursuant to an agreement between our manager and Realty.
     Pursuant to the Company’s plan of liquidation, the Company expects to pay a liquidating distribution of approximately $16,000,000 to its unit holders on or about October 14, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2002 Value Fund, LLC
By:	TRIPLE NET PROPERTIES, LLC,
its Manager

Date: October 4, 2005	By:	/S/ ANTHONY W. THOMPSON
		Name:	Anthony W. Thompson
		Title:	Chief Executive Officer